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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of McKesson Corporation ("McKesson") on Form S-4 of our report dated May 16, 1997 on McKesson's consolidated financial statements and consolidated supplemen tary financial schedule, both such reports, appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8-K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.

We also consent to the reference to us under the heading "Experts" in such Registra tion Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
Dallas, Texas

June 10, 1998